(d)(14)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

	VOYA MUTUAL FUNDS
	OPERATING EXPENSE LIMITS

Name of Fund1			Maximum Operating Expense Limit
			(as a percentage of average net assets)
Voya VACS Series EME Fund				0.15%
Initial Term Expires March 1, 2024

Name of Fund1			Maximum Operating Expense Limit
			(as a percentage of average net assets)
				Share Classes
	A	C	I	P	P3	R	R6	W

Voya Global Bond Fund	0.90%	1.65%	0.65%	0.15%	0.00%	1.15%	0.65%	0.65%
Initial Term Expires March 1, 2008
Initial Term for Class O Shares
Expires March 1, 2010
Initial Term for Class W Shares
Expires March 1, 2011
Initial Term for Class R Shares
Expires March 1, 2012
Initial Term for Class P Shares
Expires March 1, 2014
Term for Class I Shares Expires
March 1, 2014
Initial Term for Class R6 Shares
Expires March 1, 2015
Initial Term for Class P3 Expires
March 1, 2019
Voya Global Diversified Payment	1.16%	1.91%	0.85%	N/A	N/A	1.41%	0.85%	0.91%
Fund2
Term Expires March 1, 2022

Voya Global Perspectives® Fund3	1.23%	1.98%	0.98%	N/A	N/A	1.48%	N/A	0.98%
Term Expires March 1, 2015

Name of Fund1			Maximum Operating Expense Limit
			(as a percentage of average net assets)
				Share Classes
	A	C	I	P	P3	R	R6	W

Voya International High Dividend	0.90%	N/A	0.65%	N/A	0.00%	N/A	0.62%	N/A
Low Volatility Fund
Term Expires March 1, 2020
Initial Term for Class P3 Expires
March 1, 2020
Initial Term for Class R6 Expires
March 1, 2021

Voya Multi-Manager Emerging	1.60%	2.35%	1.35%	0.15%	0.00%	1.85%	N/A	1.35%
Markets Equity Fund
Term Expires March 1, 2014
Initial Term for Class P3 Expires
March 1, 2019
Initial Term for Class P Expires
March 1, 2020

Voya Multi-Manager International	N/A	N/A	0.97%	0.15%	0.00%	N/A	N/A	N/A
Equity Fund
Term Expires March 1, 2018
Initial Term for Class P3 Expires
March 1, 2019
Initial Term for Class P Expires
March 1, 2020
Voya Multi-Manager International	N/A	N/A	0.75%	0.15%	0.00%	N/A	N/A	0.75%
Factors Fund
Term Expires March 1, 2018
Initial Term for Class P3 Expires
March 1, 2019
Initial Term for Class P Expires
March 1, 2020
Voya Multi-Manager International	1.95%	2.60%	1.40%	N/A	0.00%	N/A	1.40%	1.60%
Small Cap Fund
Term Expires March 1, 2017
Initial Term for Class P3 Expires
March 1, 2020
Initial Term for Class R6 Expires
March 1, 2024

Name of Fund1			Maximum Operating Expense Limit
			(as a percentage of average net assets)
				Share Classes
	A	C	I	P	P3	R	R6	W

Voya Russia Fund	2.15%	N/A	1.90%	N/A	N/A	N/A	N/A	1.90%
Term for Class A, Class I, and
Class W Shares Expires March 1, 2015

_____________________

1

2

3

This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

These operating expense limits take into account operating expenses incurred at the Underlying Fund level The maximum operating expense limit includes the acquired fund fees and expenses.

Effective Date: February 28, 2023, to reflect the addition of Class R6 shares for Voya Multi- Manager International Small Cap Fund.